THIS DEED made the 14TH day of SEPTEMBER 2018.

BETWEEN: EUROPA INTERNATIONAL PTY LTD ACN 137 519 307 (hereinafter called the "Assignor") of the first part

AND: AUSTRALIAN BOUTIQUE SPIRITS PTY LTD ACN 625 701 420 (hereinafter called "Assignee") of the second part

AND: ANVIL DIRECT PTY LTD ACN 123 889 994 (hereinafter called "Lessor") of the third part

AND: AMIT BERI (also known as AMIT RAJ BERI) of 1 Doris Hirst Place, West Pennant Hills NSW 2125 (hereinafter called "Guarantors") of the fourth part

AND: SAHIL BERI of 1 Doris Hirst Place, West Pennant Hills NSW 2125 (hereinafter called "Guarantors") of the fourth part

AND: MEENA BERI of 1 Doris Hirst Place, West Pennant Hills NSW 2125 (hereinafter called "Guarantors") of the fourth part

RECITALS

A. The Assignor is the owner of the business presently operating at 29 Anvil Road, Seven Hills NSW 2147 (called "business") and the goodwill of that business.

B. The Assignor is the lessee of the business premises under Lease registered number AH858213 from the Lessor (called "Lease").

C. The Assignor wishes to assign the Lease to the Assignee on **1 July 2018**.

D. The Lessor has agreed to consent to the assignment of the Lease to the Assignee on the conditions that this Deed be executed and that the Assignee shall procure the execution of the guarantee contained in this Deed.

E. The Guarantor joins in this Deed to guarantee the Assignee's obligations as lessee under the Lease for the balance of the Lease term and during any variation or extension of the Lease term whilst the Assignee remains the lessee.

OPERATIVE PART

1 In consideration of the terms and conditions contained in this Deed, the Assignor as beneficial owner assigns to the Assignee absolutely the Assignor's right title and. interest in the Lease as at the date aforesaid for the unexpired term of the Lease in accordance with this Deed and the separate Transfer of Lease executed by the Assignor and the Assignee.

2 The Assignee covenants with the Lessor to pay rent and to observe the lessee's obligations under the Lease for the balance of the Lease term and during any variation or extension of the Lease term.

3. The Assignee covenants with the Assignor to observe and perform the lessee's obligations under the Lease for the balance of the Lease term and during any variation or extension of the Lease term and to indemnify the Assignor in respect of any liability to the Lessor under the Lease.

4 The Lessor consents to the assignment of Lease and acknowledges that up to the date of this Deed:-

(a) the Assignor observed the obligations and covenants under the Lease as lessee throughout the Lease term;

(b) no event has occurred nor is there any past or subsisting breach by the Assignor of any Lease covenant or obligation which would entitle the Lessor to terminate the Lease or to refuse to grant any option for renewal.

5. In. consideration of the Lessor agreeing to consent to the assignment of the Lease to the Assignee at the request of the Guarantors, the Guarantors enter into this guarantee in favour of the Lessor on the following terms:-

(a.) The Guarantors agree to guarantee the payment of rent and the observance and performance of all the Assignee's obligations as lessee as specified in the Lease throughout the balance of the Lease term, including during holding over as periodical tenant after the expiry of the Lease term and during any variation or extension of the Lease term whilst the Assignee remains the lessee.

(b.) This guarantee covers the whole period whilst the Assignee occupies or is entitled to occupy the leased premises as the lessee or whilst holding an equitable interest over the premises under an agreement for Lease or as a periodical tenant.

(c.) This guarantee is in favour of the Lessor and its successors and assigns.

(d.) This guarantee extends to claims by the Lessor for damages for breaches of Lease covenants, for breaches of any essential terms of the Lease and for repudiation of the lease or agreement for Lease and to the Lessor's reasonable legal and other expenses of seeking to enforce those obligations against the lessee or of recovering possession and of terminating the Lease.

(e.) This guarantee extends to the Lessor's loss or damage in the event of the Assignee abandoning or vacating the leased premises and also in the event of the Lessor electing to re-enter or to terminate the Lease including for the Assignee's repudiation of the Lease.

(f.) The Lessor shall be entitled to require the Guarantors under this guarantee to pay to the Lessor any outstanding rent or other amount or to compensate the Lessor for any loss or damage under the Lease without the Lessor being required to institute any proceedings against the Assignee in respect of such claims or breaches.

(g.) The Lessor's rights against the Guarantors are not affected by any of the following:-

i. any indulgence or extension of time by the Lessor to the Assignee or to the Guarantors or any of them;

ii. the death or bankruptcy or winding up of the Assignee or of any of the Guarantors;

iii. the Assignee's liability under this Lease or the Lease being or becoming invalid, illegal or unenforceable through any act, omission or legislation.

6. With effect from 1 July 2018 the Lessor releases the Assignor, Anil Beri (guarantor) and Meena Beri (guarantor) from all claims and actions arising under the Lease.

7. This deed may be executed in any number of counterparts each of which will be an original but such counterparts together will constitute one and the same instrument and the date of the deed will be the date on which it is executed by the last party.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals on the day and year first hereinbefore written.

Executed by
EUROPA INTERNATIONAL PTY LTD

ACN 137 519 307

Pursuant to section 127 of the Corporations Act 2001:

....

Anil Beri

Sole Director/Secretary

Executed by

AUSTRALIAN BOUTIQUE SPIRITS PTY LTD

ACN 625 701 420

Pursuant to section 127 of the Corporations Act 2001:

....

Amit Raj Beri

~~Sole Director/Secretary~~

DIRECTOR

MEENA BERI

DIRECTOR

5

THE COMMON SEAL of
ANVIL DIRECT PTY LTD ACN 123 889 994
was hereunto affixed by authority of the
Board of Directors in the presence of:

....

Director Director

Signed Sealed and Delivered by
AMIT BERI (also known as AMIT RAJ BERI)
the said Guarantor
in the presence of:

....
(Guarantor)

....
Witness
SANT PARKASH
1 HARTFIELD ST STANHOPE GARDENS NSW 2768
(Print name & address of Witness)

Signed Sealed and Delivered by
SAHIL BERI
the said Guarantor
in the presence of:

....
(Guarantor)

....
Witness
SANT PARKASH
1 HARTFIELD ST STANHOPE GARDENS NSW 2768
(Print name & address of Witness)

Signed Sealed and Delivered by
MEENA BERI
the said Guarantor
in the presence of:

Meena Beri
....
(Guarantor)

....
Witness

SANT PARKASH
1 HARTFIELD ST STANHOPE GARDENS NSW 2768
(Print name & address of Witness